U.S. SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549


                                           FORM 8-K


                                         CURRENT REPORT


                            PURSUANT TO SECTION 13 OR 15(d) OF THE
                               SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported): March 8, 2002


                                  THE HYDROGIENE CORPORATION
                  (Exact name of registrant as specified in its charter)


                                         Florida
                (State or jurisdiction of incorporation or organization)


                                          0-26417
                                 (Commission File Number)


                                         91-1853701
                         (I.R.S. Employer Identification Number)


        15022 Paso del Sol, Del Mar, California                  92014
        (Address of principal executive offices)              (Zip Code)


                       Registrant's telephone number:  (619) 755-4485

                    12335 World Trade Drive, San Diego, California 92128
              (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on March 8, 2002, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Blum and Clark Accountancy Group, was dismissed. The decision to dismiss this accountant was approved by the Board of Directors on this date. This firm did not perform any auditing functions for the Registrant since it was retained on November 14, 2000.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

     (b) Effective on March 8, 2002, the firm of Weinberg & Company, P.A. has been engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this accountant, the Registrant did consult with the newly engaged accountant on routine matters in its capacity as the former accountant for the Registrant (prior to November 14, 2000, but not subsequent to that date).

     (c)  The Registrant has requested Blum and Clark Accountancy
Group to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              The Hydrogiene Corporation



Dated: March 8, 2002                          By: /s/  Charles Kallmann
                                              Charles Kallmann, CEO